SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement	☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐	Definitive information statement

SLEEPAID HOLDING COMPANY
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Common

(2)	Aggregate number of securities to which transaction applies:
12,000,000

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$0.10 per share

(4)	Proposed maximum aggregate value of transaction:
$1,200,000.00

(5)	Total fee paid:
$149.40

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

SLEEPAID HOLDING CO.

Room 10, 1/F. Wellborne Commercial Centre,

8 Java Road, North Point, Hong Kong

(852) 28062312

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. NO PROXIES ARE BEING SOLICITED AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

Dear Stockholder:

This Information Statement is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934 (the Exchange Act). This Information Statement is being provided solely for informational purposes and not in connection with a vote of the Company’s shareholders.

The Board of Directors has decided to sell its wholly owned subsidiary, Yugosu Investment Limited and Yugosu’s subsidiaries, to ZZLL Information Technology, Inc. in exchange for shares of ZZLL common stock. This Information Statement contains information about the disposition process and consideration information.

This Information Statement is being mailed on or about March 19, 2018, to the shareholders of record of common stock of Sleepaid Holding Co., a Nevada corporation (“we”, “us”, “Sleepaid” or the “Company”), as of the close of business on February 28, 2018 (the “Record Date”). You are receiving this Information Statement in connection with this disposition and change to the Company’s business and structure.

Prior to the mailing of this Information Statement, certain shareholders who represent a majority of our outstanding voting shares signed written consents approving each of the actions listed above on the terms described herein (the “Actions”). As a result, the Actions have been approved and neither a meeting of our stockholders nor additional written consents are necessary. The Board of Directors unanimously approved the Actions as well.

The accompanying Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”). This Information Statement constitutes notice of corporate action without a meeting by less than unanimous consent of the Company’s stockholders pursuant to Section 78.320 of the Nevada Revised Statutes (the “NRS”) covering the Actions to which our Majority Stockholders consented on February 28, 2018. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with this document, including with respect to the approval of the Exchange Agreement. No meeting of our stockholders will be held, or proxies requested for these matters since they have already been consented to by the Majority Stockholders, acting by written consent in lieu of a meeting, in their capacity as the holders of a majority of the issued and outstanding shares of the Company’s common stock.

The transaction described in the Information Statement and the action taken by the Majority Shareholders may be ratified no earlier than 20 calendar days after we have mailed the Information Statement to our stockholders. The record date established by the Company for purposes of determining the number of issued and outstanding shares of Common Stock, and thus voting power, was February 28, 2018.

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SLEEPAID HOLDING CO.

Room 10, 1/F. Wellborne Commercial Centre,

8 Java Road, North Point, Hong Kong

(852) 28062312

INFORMATION STATEMENT PURSUANT TO SECTION 14C

OF THE EXCHANGE ACT

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN CONSENTED TO BY THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY’S VOTING STOCK.

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

GENERAL

This Information Statement and Notice of Action Taken Without a Meeting of Stockholders is being furnished by us to our stockholders of record as of February 28, 2018 (the “Record Date”), to inform the stockholders of the Record Date approval by the stockholders holding a majority of the votes (“Majority Stockholders”) of the Company’s proposed sale of three of its subsidiaries to ZZLL Information Technology, Inc., a Nevada corporation (“ZZLL”), in exchange for the issuance of 12,000,000 shares of the common stock of ZZLL. ZZLL’s common stock is traded on the OTCQB under the symbol “ZZLL”. The Company will distribute 12,000,000 of the ZZLL Shares pro rata to its shareholders at an exchange rate of one (1) share of Sleepaid common stock for .8782 shares of ZZLL stock with fractional shares being rounded up to the nearest whole share (the “Exchange”). The Company and ZZLL have valued the shares being issued by ZZLL as part of the Exchange at $0.10 per share. After the Exchange, ZZLL’s wholly owned subsidiary, Syndicore Asia Ltd. (“SAL”), a Hong Kong corporation, will operate the three subsidiaries being acquired from the Company.

This Information Statement is being sent in lieu of a special meeting of the stockholders of the Company. Pursuant to unanimous written consent in lieu of a meeting, the Board of Directors of the Company (the “Board”) approved the entering into and consummation of the Share Exchange Agreement with ZZLL (the “Agreement”). The Majority Stockholders of the Company who beneficially own, in the aggregate, shares of common stock of the Company, representing approximately 96.48% of the voting power of the Company as of the date of this Information Statement, gave their written consent to the Agreement described in this Information Statement on the Record Date.

The elimination of the need for a special or annual meeting of the stockholders to ratify or approve the transaction is authorized by Sections 78.320 and 78.565 of the NRS and the Company's Articles of Incorporation and Bylaws which provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by stockholders holding at least a majority of the voting power. Such consent shall have the same force and effect as a majority vote of the stockholders and may be stated as such in any document. To eliminate the costs and management time involved in holding a special meeting and in order to affect the Agreement as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors and the Majority Shareholders approved the Agreement and the Exchange pursuant to written consents.

The Company is distributing this Information Statement to its stockholders to satisfy any notice requirements it may have under the NRS. No additional action will be undertaken by the Company with respect to the receipt of the written consents. Dissenters’ rights of appraisal under the NRS are afforded to the Company's stockholders as a result of the approval of the Agreement since the sale of these assets represents substantially all of the assets of the Company.

This Information Statement is dated as of and is first being sent to our stockholders of record on or about March 19, 2018.

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DESCRIPTION OF THE TRANSACTION

THE DISPOSITION OF YUGOSU INVESTMENT INC. AND ITS SUBSIDIARIES

Sleepaid Holding Co. (“Sleepaid” or “the Vendor”) has a wholly owned subsidiary, Yugosu Investment Limited, a company incorporated in Hong Kong with company number 1119109, whose registered office is situated at Room 110, 1/F, Wellborn Commercial Centre, 8 Java Road, North Point, Hong Kong (“YUGOSU”).

YUGOSU has a wholly owned subsidiary, Guangzhou Sleepaid Household Supplies Co., Ltd., (广州施力普家居用品有限公司), a company incorporated in Mainland China, whose registered office is situated at Room 1303, 3rd Office Building, Poly Plaza, 290 East Hanxi Avenue, Zhongcun, Panyu District, Guangzhou, Guangdong, China (“Sleepaid Household”).

Guangzhou Sleepaid Household Supplies Co., Ltd. has a wholly owned subsidiary in Mainland China, Guangzhou Yuewin Trading Co., Ltd.（广州悦荣贸易有限公司), which is located at 1302, 3rd Office Building, Poly Plaza, 290 East Hanxi Avenue, Zhongcun, Panyu District, Guangzhou, Guangdong, China (“Yuewin”).

YUGOSU, Sleepaid Household and Yuewin are engaged in development, manufacturing, distribution and marketing of bedding products, specifically memory foam pillows, memory foam mattresses, and soft beds. We market and distribute our bedding products mostly in well-known malls and furniture stores across Mainland China.

Currently, Sleepaid is selling the Sleep Aid products to end customers through its self-managed and franchised retail stores in Guangdong and Guangxi Provinces in southern China. Sleepaid has a total of 39 stores. It manages 13 of these stores directly. The remaining 26 stores are owned by franchisees.

Sleep Aid is the self-developed brand of YUGOSU which possesses proprietary rights. The PRC National Industry and Commerce Bureau has granted Yuewin seven trademarks numbered 13009803, 8243171, 13009777, 13009927, 13009970, 13010039, and 13010067; and granted Sleepaid Household seventeen trademarks numbered 16151852, 23078424, 7518742, 16152358, 23077911, etc. covering various kinds of mattresses, pillows, blankets, quilts, hospital and massage beds under the Sleep Aid brand name. All these products are designed and developed by Yuewin's in-house product development team in collaboration with third-party manufacturers, who manufacture the actual products. Sleepaid Household also owns thirteen software copyrights covering ERP system, sales system, E-commerce system, household supplies design software, sleep monitor software, etc.

ZZLL Information Technology, Inc. (“ZZLL”), a Nevada corporation, an unrelated third party, and Sleepaid have agreed to exchange all the issued and outstanding shares of Sleepaid’s three subsidiaries (YUGOSU, Sleepaid Household and Yuewin) for 12,000,000 shares of ZZLL’s common stock, par value $0.0001, in restricted form. ZZLL is traded on the OTCQB under the symbol “ZZLL” and is a reporting issuer under the Securities Exchange Act of 1934, as amended. At the closing of this Exchange, ZZLL will own all the assets and be responsible for all the liabilities of these three subsidiaries. ZZLL will integrate these businesses into its online business model. ZZLL’s wholly-owned subsidiary, SAL, shall operate the businesses being acquired from the Company. The Company intends to distribute the shares of ZZLL stock it receives to each of its shareholders on a pro rata basis with each share of Sleepaid stock being entitled to receive .8782 of a share of ZZLL stock. Sleepaid Shareholders will continue to retain their current share position in Sleepaid.

Previously, on January 18, 2018, Sleepaid acquired all the issued and outstanding share capital of Nice Great International Limited (“Nice Great”), a corporation formed under the laws of Hong Kong, an unrelated third party. In accordance with the terms of the Sale and Purchase Agreement between the parties, Sleepaid issued an aggregate 50,000 shares of the common stock of Sleepaid (the “Sleepaid Shares”) to the shareholders of Nice Great (the “Nice Great Shareholders”). In return, the Nice Great Shareholders transferred all issued and outstanding shares of Nice Great to Sleepaid. Nice Great is now a wholly-owned subsidiary of Sleepaid. Nice Great was established in June 2016 in Hong Kong and focused on the design, development, and prototype making of household products, such as air purifiers, humidifiers, and etc. After been acquiring by Sleepaid, Nice Great will add smart pillow and smart mattresses into its design, develop, and prototype making product list. All of the products made by Nice Great will be branded under Sleepaid’s name. Nice Great and Sleepaid foresee increased demand in the market for air purifiers, especially in the Asia Pacific region, due to heavy pollution.

As a result of the Nice Great acquisition, Sleepaid expanded the focus of its business operations and business plan. By having this newly acquired subsidiary, Sleepaid enriched its product line, the traditional pillows and mattresses plus the artificial intelligent pillows and mattresses, and household products, like air purifiers. Sleepaid will design, develop, and manufacture its own traditional bedding products, artificial intelligent bedding products, and household products.

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FORWARD-LOOKING STATEMENTS

This information statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, that reflect our current views with respect to, among other things, future events and financial performance. Words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements in this information statement are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Our actual results may vary materially from those indicated in these forward-looking statements, including as a result of the factors described under “Risk Factors” in our quarterly and annual reports filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); our ability to satisfy our debt obligations; potential wind-down or dispositions of our business; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Although we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, or otherwise make available to investors.

VOTING SECURITIES

Our Articles of Incorporation authorize us to issue 65,000,000 shares of Common Stock, par value $0.0001. As of the Record Date, 13,663,322 shares of our Common Stock and zero shares of our Preferred Stock were issued and outstanding, and we have no shares of our Common Stock reserved for options, warrants and other commitments. Further, our Articles of Incorporation authorize us to issue 10,000,000 shares of Preferred Stock, par value $0.001. As of the Record Date, no shares of our Preferred Stock were issued and outstanding and we have no shares of our Preferred Stock reserved for options, warrants and other commitments.

Common Stock

Holders of our Common Stock are entitled to one vote for each share on all matters to be voted on by our shareholders. Holders of our Common Stock have no cumulative voting rights. They are entitled to share ratably any dividends that may be declared from time to time by the Board of Directors in its discretion from funds legally available for dividends. Holders of our Common Stock have no preemptive rights to purchase our Common Stock. There are no conversion rights or sinking fund provisions for the Common Stock. Our Common Stock is listed on the OTCQB.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of December 31, 2017: (i) by each person who is known by us to own beneficially more than 5% of the Common Stock, (ii) by each of our directors, (iii) by each of our executive officers and (iv) by all our directors and executive officers as a group. On such date, we had 13,663,322 shares of Common Stock outstanding.

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As used in the table below, the term beneficial ownership with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the 60 days immediately following December 31, 2017. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Class Beneficially Owned (1)
Amax Deluxe Limited (2) B2,18/F., Block B, Wah Hoi Mansion, No.254 Electric Road, North Point, Hong Kong	9,770,000	71.51%
Tao Wang (2) * Rm 10, 1/F., Wellborne Commercial Centre, 8 Java Road, North Point, Hong Kong	4,396,500	32.17%
Yum Yim Wang * Rm 10, 1/F., Wellborne Commercial Centre, 8 Java Road, North Point, Hong Kong	-	0.00%
All Directors and Executive Officers as a Group (2 persons)	4,396,500	32.17%

_________________

*	Denotes officer and/or director
(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)

Tao Wang, an officer and director of the Company, owns 45% of Amax Deluxe Limited and is an officer and director of Amax. He is deemed to be a control person of Amax and is noted as having a beneficial interest in the shares of the Company owned by Amax along with Cheung Kuen Harry, who owns 55% of Amax. The shares listed for Mr. Wang represent his percentage of indirect ownership of the shares owned in the Company by Amax.

Family Relationships

There are no family relationships among our current and incoming officers, directors or persons nominated for such positions.

Involvement in Certain Legal Proceedings

During the past ten years no current or incoming Director, executive officer, promoter or control person of the Company has been involved in the following:

(1)	A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, Director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

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ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(A) of The Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities (collectively, “Reporting Person”) to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities of the Company. Reporting Persons are required by the SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. As we are still in the application process for the Common stock to be listed, to our knowledge, we believe that during fiscal year ended December 31, 2017 all Reporting Persons complied with all applicable filing requirements.

Code of Ethics

We have adopted an informal Code of Ethics that applies to our officers and Directors, which we feel is sufficient at this time given that we are still in the start-up, development stage and have no employees other than our officers and Directors.

Committees of the Board of Directors

We do not presently have a separately designated standing audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. The functions of those committees are currently undertaken by our Board of Directors. Because we have only one Director, we believe that the creation of these committees, at this time, would be cumbersome and constitute more form over substance.

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Audit Committee

We have not established a separately designated standing audit committee, nor do we have an audit committee financial expert serving on our Board of Directors. However, the Company intends to establish a new audit committee of the Board of Directors that shall consist of independent Directors. The audit committee’s duties will be to recommend to the Company’s Board of Directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee shall at all times be composed exclusively of Directors who are, in the opinion of the Company’s Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Certain Relationships and Related Transactions, and Director Independence

All related person transactions are reviewed and, as appropriate, may be approved or ratified by the Board of Directors. Related person transactions are approved by the Board of Directors only if, based on all of the facts and circumstances, they are in, or not inconsistent with, our best interests and our stockholders, as the Board of Directors determines in good faith. The Board of Directors takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Board of Directors may also impose such conditions as it deems necessary and appropriate on us or the related person in connection with the transaction.

In the case of a transaction presented to the Board of Directors for ratification, the Board of Directors may ratify the transaction or determine whether rescission of the transaction is appropriate.

Related Party Transaction

The Company has outstanding loans from related parties totaling $761,101 as of December 31, 2016, compared to outstanding loans from related parties totaling $593,723 as at December 31, 2015. The loans are unsecured, non-interest bearing and are payable upon demand.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manor:

Disclosing such transactions in reports where required;

Disclosing in any and all filings with the SEC, where required;

Obtaining disinterested directors consent; and

Obtaining shareholder consent where required.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Board Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCBB on which shares of Common Stock may be quoted in the future does not have any director independence requirements. The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

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We do not have a standing audit, compensation or nominating committee, but our entire board of director’s acts in such capacities. We believe that our members of our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Board Leadership Structure and Risk Oversight Role

Our Board of Directors currently contains 4 Directors. Currently, the Board of the Company does not have Nominating, Audit or Compensation Committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is urgent necessary to have such committees because it believes that the functions of such committees can be adequately performed by our directors. However, the Company is under consideration to form various committee to enhance the leadership and in search of more appropriate candidates to fill in the position of Independent Directors for the various committee. We believe that such a leadership structure is suitable for the Company at its present stage of development.

As a matter of regular practice, and as part of its oversight function, our Board of Directors periodically reviews on the significant risks in respect to our business. With our current governance structure based on our Board of Directors and senior executives, there is not a significant division of oversight and operational responsibilities in managing the material risks facing the Company.

Board Meetings and Committees; Annual Meeting Attendance

During the fiscal year ended December 31, 2017, our Board of Directors held 4 meetings. No director who served during the fiscal year ended December 31, 2017 attended fewer than 75% of the meetings of the Board of Directors during that year. The Company has no committees. We do not have a formal policy regarding attendance by Directors at annual meetings of shareholders.

Stockholder Communications

Stockholders and other interested parties may contact the Board of Directors at the following address: SleepAid Holding Co., Room 10, 1/F., Wellborne Commercial Centre, 8 Java Road, North Point, Hong Kong. All communications received at the above address will be relayed to the Board of Directors. Communications regarding accounting, internal accounting controls or auditing matters may also be reported to the Board of Directors using the above address.

Typically, we do not forward to our directors’ communications from our stockholders or other communications which are of a personal nature or not related to the duties and responsibilities of the Board, including:

•	Junk mail and mass mailings

•	New product suggestions

•	Resumes and other forms of job inquiries

•	Opinion surveys and polls

•	Business solicitations or advertisements

LEGAL PROCEEDINGS

The Company has been named as a defendant in a lawsuit instituted by Zhangjiagang Coolist Life Technology Co., Ltd. (“Coolist”) alleging that the Company failed to pay for certain goods purchased from Coolist. The Company alleges as a defense that the manufactured goods sold by Coolist to the Company did not meet the product quality requirements of the contract. As of the date of this Information Statement, the Company did not prevail in the lower court and is currently appealing that decision. If the decision is ultimately in favor of Coolist, the Company believes its liability would not exceed US$202,000. The US$202,000 is the original payment of Coolist’s produced goods, the Company carry no other lost. The litigation is currently still pending (Case No. (2017) 粵0113民初字683號). Except for the Coolist litigation, there are no other legal proceedings pending against the Company.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the annual and long-term compensation paid to our Named Executive Officers for services in all capacities to the Company during the past three years ended December 31, 2017, 2016 and 2015.

		Annual compensation			Long-term compensation
					Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other annual compensation ($)	Restricted stock award (s)($)	Securities underlying options/ SARs (#)	Payouts LTIP payouts ($)	All other compensation ($)	Total Compensation

Tao Wang,	2017	13,997	-	-	-	-	-	-	13,997
CEO, CFO	2016	11,967	-	-	-	-	-	-	11,967
	2015	10,680	-	-	-	-	-	-	10,680

Yum Yim	2017	-	-	-	-	-	-	-	-
Wong,	2016	-	-	-	-	-	-	-	-
Director	2015	-	-	-	-	-	-	-	-

As of December 31, 2017, the Company has no other Executive Compensation issues which would require the inclusion of other mandated table disclosures.

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards to our executive officers as of December 31, 2017 and none have been issued during the year ended December 31, 2016. There have been no equity awards issued during the current year.

Option Awards

No officer or director of the Company received any equity awards or holds exercisable or un-exercisable options, as of the year ended December 31, 2017 and no officer or director has been awarded any equity awards or options during the current year.

Pension, Retirement or Similar Benefit Plans

As of December 31, 2017, the Company provided contributions to pension or social insurance funds in accordance to the domestic requirements. Other than that, we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or change in control. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

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Compensation of Directors

As of December 31, 2017, our directors received no extra compensation for their service on our Board of Directors, except reimbursement for out of pocket expenses incurred in attending director meetings, if any.

DISSENTERS’ RIGHTS

Under Nevada Revised Statutes, shareholders may be entitled to dissenters’ rights with respect to the transactions described in this Information Statement.

Pursuant to Chapter 92A (Section 300 through 500 inclusive) of the NRS, or the “Dissenters’ Rights Provisions”, any unaffiliated stockholder of SLPA is entitled to dissent to the exchange and obtain payment of the fair value of the Shares. In the context of the exchange, the Dissenters’ Rights Provisions provide that the unaffiliated stockholders may elect to have SLPA purchase the Shares held by the unaffiliated stockholders for a cash price that is equal to the “fair value” of such Shares, as determined in a judicial proceeding in accordance with the Dissenters’ Rights Provisions. The fair value of the Shares of any unaffiliated stockholder means the value of such Shares immediately before the effectuation of the exchange, excluding any appreciation or depreciation in anticipation of the exchange, unless exclusion of any appreciation or depreciation would be inequitable.

A copy of the Dissenters’ Rights Provisions is attached as Exhibit A hereto. If you wish to exercise your dissenters’ rights or preserve the right to do so, you should carefully review Exhibit A hereto. If you fail to comply with the procedures specified in the Dissenters’ Rights Provisions in a timely manner, you may lose your dissenters’ rights. Because of the complexity of those procedures, you should seek the advice of counsel if you are considering exercising your dissenters’ rights.

Unaffiliated stockholders who perfect their dissenters’ rights by complying with the procedures set forth in the Dissenters’ Rights Provisions will have the fair value of their Shares determined by a Nevada state district court and will be entitled to receive a cash payment equal to such fair value. Any such judicial determination of the fair value of such Shares could be based upon any valuation method or combination of methods the court deems appropriate. The value so determined could be more or less than the Exchange Price to be paid in connection with the exchange. In addition, unaffiliated stockholders who invoke dissenters’ rights may be entitled to receive payment of a fair rate of interest from the effective time of the exchange on the amount determined to be the fair value of their Shares.

Within 10 days after the effectuation of the exchange, SLPA will send a written notice (the “Notice of Exchange and Dissenter’s Rights”) to all the record stockholders of SLPA entitled to dissenters’ rights. Pursuant to NRS 92A.430, the Notice of Exchange and Dissenter’s Rights will be accompanied by information that will: (a) state where the demand for payment must be sent and where and when certificates, if any, for Shares must be deposited; (b) inform the holders of Shares not represented by certificates to what extent the transfer of the Shares will be restricted after the demand for payment is received; (c) supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the Shares before that date; (d) set a date by which SLPA must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by SLPA by such specified date; and (e) be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

Under NRS 92A.440, a stockholder wishing to exercise dissenter’s rights must:

•	demand payment;

•	certify whether the stockholder acquired beneficial ownership of the common stock before the date specified in the Notice of Exchange and Dissenter’s Rights; and

•	deposit its certificates, if any, in accordance with the terms of the Notice of Exchange and Dissenter’s Rights.

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Under NRS 92A.440(5), stockholders who fail to demand payment or deposit their certificates where required by the dates set forth in the Notice of Exchange and Dissenter’s Rights will not be entitled to demand payment or receive the fair market value for their Shares as provided under Nevada law. Instead, such stockholders will receive the same consideration as the stockholders who do not exercise rights of a dissenting owner.

Pursuant to NRS 92A.460, within 30 days after receipt of a demand for payment, SLPA must pay each dissenter who complied with the provisions of the Dissenters’ Rights Provisions the amount SLPA estimates to be the fair value of such shares, plus interest from the effective date of the exchange. The payment must be accompanied by the following: (a) SLPA’s balance sheet as of the end of 2017, a statement of income for 2017, a statement of changes in the stockholders’ equity for 2017 or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any; (b) a statement of SLPA’s estimate of the fair value of the Shares; and (c) a statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of SLPA’s obligations under Chapter 92A of the NRS.

Under NRS 92A.470(1), SLPA is entitled to withhold payment from a dissenter unless the dissenter was the beneficial owner before the date set forth in the dissenters’ notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed corporate action. If SLPA chooses to withhold payment, it is required, within 30 days after receiving demand for payment, to notify the dissenter: (a) of SLPA’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the notice, a statement of earnings for that year, and a statement of changes in stockholders’ equity for that year, or, where such financial statements are not reasonably available, then such reasonably equivalent financial information, as well as the latest available financial statements, if any; (b) of SLPA’s estimate of the fair value of the Shares; (c) that the dissenter may accept SLPA’s estimate of the fair value, plus interest, in full satisfaction of his or her demands or demand appraisal; (d) that if the dissenter wishes to accept the offer, the dissenter must notify SLPA of acceptance within 30 days after receiving of the offer; and (e) that if the dissenter does not satisfy the requirements for demanding appraisal, the dissenter shall be deemed to have accepted SLPA’s offer.

NRS 92A.480(1) provides that a dissenter who believes that the amount paid or offered is less than the full value of his or her, or that the interest due is incorrectly calculated, may, within 30 days after SLPA made or offered payment for the Shares, either (i) notify SLPA in writing of his or her own estimate of the fair value of the Shares and the amount of interest due and demand payment of difference between this estimate and any payments made, or (ii) reject the offer for payment made by SLPA and demand payment of the fair value of his or her Shares and interest due.

If SLPA does not deliver payment within 30 days of receipt of the demand for payment, the dissenting stockholder may enforce under NRS 92A.460(1) the dissenter’s rights by commencing an action in Carson City, Nevada or if the dissenting stockholder resides or has its registered office in Nevada, in the county where the dissenter resides or has its registered office.

If a dissenting stockholder disagrees with the amount of SLPA’s payment, then the dissenting stockholder may, pursuant to NRS 92A.480, within 30 days of such payment, (i) notify SLPA in writing of the dissenting stockholder’s own estimate of the fair value of the dissenting shares and the amount of interest due, and demand payment of such estimate, less any payments made by SLPA, or (ii) reject the offer by SLPA if the dissenting stockholder believes that the amount offered by SLPA is less than the fair value of the dissenting shares or that the interest due is incorrectly calculated. If a dissenting stockholder submits a written demand as set forth above and SLPA accepts the offer to purchase the Shares at the offer price, then such dissenting stockholder will be sent a check for the full purchase price of the Shares within 30 days of acceptance.

If a demand for payment remains unsettled, SLPA must commence a proceeding in the Carson City, Nevada district court within 60 days after receiving the demand. Each dissenter who is made a party to the proceeding shall be entitled to a judgment in the amount, if any, by which the court finds the fair value of the dissenting shares, plus interest, exceeds the amount paid by SLPA. If a proceeding is commenced to determine the fair value of the Shares, the costs of such proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court, shall be assessed against SLPA, unless the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable against SLPA if the court finds that (i) SLPA did not comply with the Dissenters’ Rights Provisions or (ii) against either SLPA or a dissenting stockholder, if the court finds that such party acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by the Dissenters’ Rights Provisions.

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If SLPA fails to commence such a proceeding, it would be required by NRS 92A.490(1) to pay the amount demanded to each dissenter whose demand remains unsettled. Dissenters would be entitled to a judgment for the amount, if any, by which the court finds the fair value of his shares, plus accrued interest, exceeds the amount paid by SLPA; or the fair value, plus accrued interest, of his after-acquired shares for which SLPA elected to withhold payment pursuant to Section 92.470 of the NRS.

Under Section 92A.490(4) of the NRS, the district court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to such order. In any such court proceeding, the dissenters are entitled to the same discovery rights as parties in other civil proceedings.

Under Section 92A.500 of the NRS, the district court will assess the costs of the proceedings against SLPA, unless the court finds that all or some of the dissenters acted arbitrarily, veraciously or not in good faith in demanding payment. The district court may also assess against SLPA or the dissenters the fees and expenses of counsel and experts for the respective parties, in the amount the court finds equitable.

A person having a beneficial interest in Shares that are held of record in the name of another person, such as a broker, fiduciary, depository or other nominee, must act to cause the record holder to follow the requisite steps properly and in a timely manner to perfect dissenters’ rights of appraisal. If the Shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, the written demand for dissenters’ rights of appraisal must be executed by or for the record owner. If Shares are owned of record by more than one person, as in joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal for a stockholder of record, provided that the agent identifies the record owner and expressly discloses, when the demand is made, that the agent is acting as agent for the record owner. If a stockholder owns Shares through a broker who in turn holds the shares through a central securities depository nominee such as CEDE & Co., a demand for appraisal of such Shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder of such Shares.

A record holder, such as a broker, fiduciary, depository or other nominee, who holds Shares as a nominee for others, will be able to exercise dissenters’ rights of appraisal with respect to the Shares held for all or less than all of the beneficial owners of those Shares as to which such person is the record owner. In such case, the written demand must set forth the number of Shares covered by the demand. Where the number of Shares is not expressly stated, the demand will be presumed to cover all Shares outstanding in the name of such record owner.

Under NRS 92A.380(2), a stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the exchange unless it is unlawful or fraudulent with respect to the stockholder or SLPA. Because the exchange is being affected as a short-form exchange under Section 92A.180 of the NRS, it does not require approval by the stockholders or the board of directors of SLPA. No such approval has been or will be sought.

The foregoing summary does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise their dissenter’s rights and is qualified in its entirety by express reference to Section 92A.300 to 500 of the NRS, the full text of which is attached hereto as Exhibit A.

STOCKHOLDERS ARE URGED TO READ EXHIBIT A IN ITS ENTIRETY SINCE FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF DISSENTER’S RIGHTS.

OUR BOARD OF DIRECTORS AND THE STOCKHOLDERS HOLDING A MAJORITY OF THE ISSUED
AND OUTSTANDING SHARES OF THE VOTING STOCK OF THE COMPANY HAVE APPROVED THIS TRANSACTION.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at “http://www.sec.gov.”

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You should rely only on the information contained or incorporated by reference in this Information Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. You should not assume that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement to stockholders shall not create any implication to the contrary.

By Order of the Board of Directors,

Date: March 8, 2018	By:	/s/ Tao Wang
Tao Wang
Chief Executive Officer

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EXHIBIT A

FORM OF NOTICE OF

EXCHANGE AND DISSENTER’S RIGHTS

March 8, 2018

To the Shareholders of Common Stock of Sleepaid Holding Company:

NOTICE IS HEREBY GIVEN, pursuant to Chapter 92A (Section 300 through 500 inclusive) of the Nevada Revised Statute (the “NRS”) (the “Dissenters’ Rights Provisions”), that the Share Exchange Agreement (the “Exchange”) of ZZLL Information Technology, Inc., a Nevada corporation (“ZZLL”), with Sleepaid Holding Company (“SLPA”), became effective on April ___, 2018 (the “Effective Date”). Immediately prior to the Effective Date, the majority shareholders of SLPA representing more than 96.48% of the outstanding shares of common stock, par value $0.0001 per share (“Shares”), of SLPA approved the Exchange by written consent. Accordingly, under applicable Nevada law, no further action was required by the remaining stockholders of SLPA for the Exchange to become effective.

Pursuant to the terms of the Exchange, each outstanding Share, and other than Shares as to which dissenters’ rights are exercised (as described in the Information Statement on Schedule 14C, as amended (the “Schedule 14C”)) held immediately prior to the Effective Date now represents the right to receive .8782 shares of ZZLL common stock (the “Exchange Stock”). The Exchanged Stock will be issued upon surrender of the certificates for SLPA’s shares in its wholly owned subsidiary, Yugosu Investment Limited and Yugosu’s subsidiaries. SLPA shareholders will continue to retain their current share position in SLPA. As a result of the Exchange, ZZLL has acquired the assets of SLPA’s three subsidiaries which sell mattresses and related products and will own and operate that business. SLPA will no longer own those assets and since the sale of the assets represents substantially all the assets of SLPA, stockholders not previously consenting to the Exchange have dissenter’s rights of appraisal under Nevada law.

Stockholders of SLPA who do not wish to accept the Exchange Stock have the right under Nevada law to seek an appraisal of the fair cash value of their Shares, exclusive of any element of value arising from the accomplishment or expectation of the Exchange, in Carson City, Nevada.

Pursuant to the Dissenters’ Rights Provisions, any stockholder of SLPA is entitled to dissent to the Exchange, and obtain payment of the fair value of the shares. In the context of the Exchange, the Dissenters’ Rights Provisions provides that stockholders may elect to have SLPA purchase the Shares held by the stockholders for a cash price that is equal to the “fair value” of such Shares, as determined in a judicial proceeding in accordance with the Dissenters’ Rights Provisions. The fair value of the Shares of any stockholder means the value of such Shares immediately before the effectuation of the Exchange, excluding any appreciation or depreciation in anticipation of the Exchange, unless exclusion of any appreciation or depreciation would be inequitable.

A copy of the Dissenters’ Rights Provisions is attached as Appendix A hereto. If you wish to exercise your dissenters’ rights or preserve the right to do so, you should carefully review Appendix A hereto. IF YOU FAIL TO COMPLY WITH THE PROCEDURES SPECIFIED IN THE DISSENTERS’ RIGHTS PROVISIONS IN A TIMELY MANNER, YOU MAY LOSE YOUR DISSENTERS’ RIGHTS. BECAUSE OF THE COMPLEXITY OF THOSE PROCEDURES, YOU SHOULD SEEK THE ADVICE OF COUNSEL IF YOU ARE CONSIDERING EXERCISING YOUR DISSENTERS’ RIGHTS.

Stockholders who perfect their dissenters’ rights by complying with the procedures set forth in the Dissenters’ Rights Provisions will have the fair value of their Shares determined by a Nevada state district court and will be entitled to receive a cash payment equal to such fair value. Any such judicial determination of the fair value of shares could be based upon any valuation method or combination of methods the court deems appropriate. The value so determined could be more or less than the Exchange Stock to be paid in connection with the Exchange. In addition, stockholders who invoke dissenters’ rights may be entitled to receive payment of a fair rate of interest from the effective time of the Exchange on the amount determined to be the fair value of their Shares.

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If you do NOT plan to seek an appraisal of all of your Shares, please execute (or, if you are not the record holder of such shares, to arrange for such record holder or such holder’s duly authorized representative to execute) and mail postage paid the enclosed Letter of Transmittal to the Paying Agent at the address set forth in the Letter of Transmittal. You should note that surrendering to SLPA certificates for your Shares will constitute a waiver of your appraisal rights under the NRS.

You should note that the method of delivery of the Letter of Transmittal and/or any other required documentation is at the election and risk of the former stockholder. If the decision is made to send the Letter of Transmittal by mail, it is recommended that such Letter of Transmittal be sent by registered mail, properly insured, with return receipt requested.

This Notice of Exchange and Dissenters’ Rights affords you the notice required by NRS 92A.430. The right to appraisal will be lost unless it is perfected by full and precise satisfaction of the requirements of the Dissenters’ Rights Provisions, the text of which is set forth in full in Appendix A attached to this Notice of Exchange and Dissenters’ Rights. Mere failure to execute and return the enclosed stock power or lost stock affidavit along with your stock certificate(s) does NOT satisfy the requirements of the Dissenters’ Rights Provisions; rather, a separate written demand for appraisal must be properly executed and delivered to SLPA as described below.

You have the right, on or prior to April 9, 2018 (i.e., within 30 days after the date of this Notice of Exchange and Dissenters’ Rights written above), to demand in writing from SLPA an appraisal of your shares of Shares. Such demand will be sufficient if it reasonably informs SLPA of the identity of the stockholder making the demand and that the stockholder intends thereby to demand an appraisal of the fair value of his or her Shares. Failure to make such a timely demand will foreclose your right to appraisal. All written demands for appraisal of Shares should be sent or delivered to SLPA at the following address:

Transfer Online, Inc.

512 SE Salmon Street

Portland, OR 97214

Under NRS 92A.440(5), stockholders who fail to demand payment or deposit their certificates where required by the dates set forth in this Notice of Exchange and Dissenter’s Rights will not be entitled to demand payment or receive the fair market value for their shares of capital stock as provided under Nevada law. Instead, such stockholders will receive the same consideration as the stockholders of who do not exercise rights of a dissenting owner.

Pursuant to NRS 92A.460, within 30 days after receipt of a demand for payment (form of which is attached hereto as Schedule A), SLPA must pay each dissenter who complied with the provisions of the Dissenters’ Rights Provisions the amount SLPA estimates to be the fair value of such shares, plus interest from the effective date of the Exchange. The payment must be accompanied by the following: (a) SLPA’s balance sheet as of the end of 2017, a statement of income for 2017, a statement of changes in the stockholders’ equity for 2017; (b) A statement of SLPA’s estimate of the fair value of the shares; (c) An explanation of how interest was calculated, and (d) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under Chapter 92A of the NRS.

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Under NRS 92A.470(1), SLPA is entitled to withhold payment from a dissenter unless the dissenter was the beneficial owner before the date set forth in the dissenters’ notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed corporate action. If SLPA chooses to withhold payment, it is required, within 30 days after receiving demand for payment, to notify the dissenter: (a) of SLPA’s balance sheet as of the end of 2017, a statement of income for 2017, a statement of changes in the stockholders’ equity for 2017; (b) of SLPA’s estimate of the fair value of the shares; (c) that the dissenter may accept SLPA’s estimate of the fair value, plus interest, in full satisfaction of her demand or demand appraisal; (d) that if the dissenter wishes to accept the offer, the dissenter must notify SLPA of acceptance within 30 days after receiving of the offer; and (e) that if the dissenter does not satisfy the requirements for demanding appraisal, the dissenter shall be deemed to have accepted SLPA’s offer.

If SLPA does not deliver payment within 30 days of receipt of the demand for payment, the dissenting stockholder may enforce under NRS 92A.460(1) the dissenter’s rights by commencing an action in Carson City, Nevada.

If a dissenting stockholder disagrees with the amount of SLPA’s payment, then the dissenting stockholder may, pursuant to NRS 92A.480, within 30 days of such payment, (i) notify SLPA in writing of the dissenting stockholder’s own estimate of the fair value of the dissenting shares and the amount of interest due, and demand payment of such estimate, less any payments made by SLPA, or (ii) reject the offer by SLPA if the dissenting stockholder believes that the amount offered by SLPA is less than the fair value of the dissenting shares or that the interest due is incorrectly calculated. If a dissenting stockholder submits a written demand as set forth above and SLPA accepts the offer to purchase the Shares at the offer price, then such dissenting stockholder will be sent a check for the full purchase price of the Shares within 30 days of acceptance.

If a demand for payment remains unsettled, SLPA must commence a proceeding in the Carson City, Nevada district court within 60 days after receiving the demand. Each dissenter who is made a party to the proceeding shall be entitled to a judgment in the amount, if any, by which the court finds the fair value of the dissenting shares, plus interest, exceeds the amount paid by SLPA. If a proceeding is commenced to determine the fair value of the Shares, the costs of such proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court, shall be assessed against SLPA, unless the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable against SLPA if the court finds that (i) SLPA did not comply with the Dissenters’ Rights Provisions or (ii) against either SLPA or a dissenting stockholder, if the court finds that such party acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by the Dissenters’ Rights Provisions.

If SLPA fails to commence such a proceeding, it would be required by NRS 92A.490(1) to pay the amount demanded to each dissenter whose demand remains unsettled. Dissenters would be entitled to a judgment for the amount, if any, by which the court finds the fair value of his shares, plus accrued interest, exceeds the amount paid by SLPA; or the fair value, plus accrued interest, of his after-acquired shares for which SLPA elected to withhold payment pursuant to Section 92.470 of the NRS.

Under Section 92A.490(4) of the NRS, the district court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to such order. In any such court proceeding, the dissenters are entitled to the same discovery rights as parties in other civil proceedings.

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Under Section 92A.500 of the NRS, the district court will assess the costs of the proceedings against SLPA, unless the court finds that all or some of the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The district court may also assess against SLPA or the dissenters the fees and expenses of counsel and experts for the respective parties, in the amount the court finds equitable.

A person having a beneficial interest in Shares that are held of record in the name of another person, such as a broker, fiduciary, depository or other nominee, must act to cause the record holder to follow the requisite steps properly and in a timely manner to perfect dissenters’ rights of appraisal. If the Shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, the written demand for dissenters’ rights of appraisal must be executed by or for the record owner. If Shares are owned of record by more than one person, as in joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal for a stockholder of record, provided that the agent identifies the record owner and expressly discloses, when the demand is made, that the agent is acting as agent for the record owner. If a stockholder owns Shares through a broker who in turn holds the shares through a central securities depository nominee such as CEDE & Co., a demand for appraisal of such Shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder of such Shares.

A record holder, such as a broker, fiduciary, depository or other nominee, who holds Shares as a nominee for others, will be able to exercise dissenters’ rights of appraisal with respect to the Shares held for all or less than all of the beneficial owners of those Shares as to which such person is the record owner. In such case, the written demand must set forth the number of Shares covered by the demand. Where the number of Shares is not expressly stated, the demand will be presumed to cover all Shares outstanding in the name of such record owner.

Under NRS 92A.380(2), a stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the Exchange unless it is unlawful or fraudulent with respect to the stockholder or SLPA. The board of directors of SLPA was not required under NRS 78.138(5) to consider the proposed effect of the Exchange upon any particular group having an interest in the corporation as a dominant factor, such as the unaffiliated stockholders, and the board of directors of SLPA did not appoint an independent committee to consider the proposed effect of the Exchange on the stockholders of SLPA.

The foregoing summary of the rights of dissenting stockholders under the Dissenters’ Rights Provisions does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise any dissenters’ rights of appraisal rights available under NRS. The preservation and exercise of dissenters’ rights of appraisal require strict adherence to the applicable provisions of NRS, and the foregoing summary is qualified in its entirety by reference to Appendix A hereto. You should carefully read Chapter 92A (Sections 300 through 500 inclusive) of the NRS, particularly the procedural steps required to perfect appraisal rights, because failure to strictly comply with the procedural requirements set forth in Chapter 92A (Sections 300 through 500 inclusive) of the NRS will result in a loss of appraisal rights. YOU ARE URGED TO CONSULT WITH YOUR OWN ATTORNEY REGARDING THE DISSENTERS’ RIGHTS AVAILABLE TO YOU, AND THE PROCESS TO PERFECT YOUR DISSENTERS’ RIGHTS UNDER CHAPTER 92A (SECTIONS 300 THROUGH 500 INCLUSIVE) OF THE NRS.

Additional Information

In connection with the exchange, SLPA and ZZLL filed with the U.S. Securities and Exchange Commission (the “SEC”) a Schedule 14C, which was mailed to the stockholders of SLPA along with this Notice of Exchange and Dissenter’s Rights on or about March 19, 2018.

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In making your decision as to the exercise of dissenter’s rights, you are urged to review the Schedule 14C and all related materials. A copy of the Schedule 14C is enclosed herewith. In addition, copies of the Schedule 14C, including all amendments and supplements thereto, can be obtained at SLPA’s expense from SLPA if you are a bank or a broker. Finally, the Schedule 14C is also available free of charge on the SEC’s website at http://www.sec.gov.

SLPA in the past has been subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith filed and furnished periodic and current reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such periodic and current reports, proxy statements and other information may be read and copied at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1- 800-SEC-0330 for further information on the public reference room. SLPA’s filings with the SEC are also available to the public from commercial document-retrieval services and on the website maintained by the SEC at http://www.sec.gov.

Very Truly Yours,

Sleepaid Holding Company

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SCHEDULE A

DEMAND FOR PAYMENT BY A DISSENTING STOCKHOLDER

The undersigned is the owner of the following number of shares of capital stock of Sleepaid Holding Company and hereby demands payment for the same: Common Stock:

The undersigned represents and warrants that the foregoing shares are all of the shares of capital stock of Sleepaid Holding Company beneficially owned by the undersigned, except that if the undersigned is a nominee holder this Form for Demanding Payment by a Dissenting Stockholder is accompanied by a certification by each beneficial stockholder that both the beneficial owner and the record holders of all shares of common stock owned beneficially by the beneficial owner have asserted, or will timely assert, dissenter’s rights as to all the shares beneficially owned by the beneficial owner.

By initialing in the box to the right of this statement, the undersigned, or the person on whose behalf the undersigned is asserting dissenters’ rights, hereby certifies that the undersigned acquired ownership of the foregoing shares before March 8, 2018, the date of the first announcement of the terms of the proposed action to the public through the filing of the initial Schedule 14C with the SEC (Any failure to so initial will be interpreted as a failure to provide this certification).

Dissenters’ rights payments with respect to the shares identified above should be sent to the following address:

Signature:

Name of Record Holder:

Name of Beneficial Holder:

Date:

NOTE: THIS DEMAND MUST BE RECEIVED BY AT, ON OR BEFORE APRIL __, 2018. FAILURE TO DELIVER THE DEMAND BY THE DATE INDICATED WILL WAIVE ALL RIGHTS THAT THE STOCKHOLDER HAS TO DISSENT. THIS DEMAND MUST BE ACCOMPANIED BY THE CERTIFICATES WITH RESPECT TO WHICH DISSENT AND PAYMENT DEMAND IS BEING MADE.

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APPENDIX A

Dissenter’s Rights Provisions

Nevada Revised Statutes § 92A.300 to § 92A.500

(“Dissenters’ Rights Provisions”) 92A.300.

Definitions.

As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

92A.305. “Beneficial stockholder” defined.

“Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

92A.310. “Corporate action” defined.

“Corporate action” means the action of a domestic corporation. 92A.315. “Dissenter” defined.

“Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under

NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

92A.320. “Fair value” defined.

“Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1.	Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable

2.	Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3.	Without discounting for lack of marketability or minority status.

92A.325. “Stockholder” defined.

“Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation. 92A.330. “Stockholder of record” defined.

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“Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

92A.335. “Subject corporation” defined.

“Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

92A.340. Computation of interest.

Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

92A.350. Rights of dissenting partner of domestic limited partnership.

A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

92A.360. Rights of dissenting member of domestic limited-liability company.

The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

92A.370. Rights of dissenting member of domestic nonprofit corporation.

1.	Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.	Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

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92A.380. Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a)	Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1)	If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

(2)	If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b)	Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c)	Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d)	Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e)	Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f)	Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of fractional shares except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.

2.	A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

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3.	From and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented.

92A.390. Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1.	There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

(a)	A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. 77r(b) (1)(A) or (B), as amended;

(b)	Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c)	Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series provide otherwise.

2.	The applicability of subsection 1 must be determined as of:

(a)	The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

(b)	The day before the effective date of such corporate action if there is no meeting of stockholders.

3.	Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter’s rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

4.	There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5.	There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

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92A.400. Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1.	A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2.	A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if the beneficial stockholder:

(a)	Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b)	Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

92A.410. Notification of stockholders regarding right of dissent.

1.	If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter’s rights.

2.	If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

92A.420. Prerequisites to demand for payment for shares.

1.	If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a)	Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

(b)	Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

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2.	If a proposed corporate action creating dissenters’ rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters’ rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3.	A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

92A.430. Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1.	The subject corporation shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights.

2.	The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a)	State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b)	Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c)	Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d)	Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e)	Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

92A.440. Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1.	A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a)	Demand payment;

(b)	Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c)	Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

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2.	If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3.	Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4.	A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5.	The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

92A.450. Uncertificated shares: Authority to restrict transfer after demand for payment.

The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

92A.460. Payment for shares: General requirements.

1.	Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a)	Of the county where the subject corporation’s principal office is located;

(b)	If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c)	At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

The court shall dispose of the complaint promptly.

2.	The payment must be accompanied by:

(a)	The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

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(b)	A statement of the subject corporation’s estimate of the fair value of the shares; and

(c)	A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

92A.470. Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

1.	A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2.	To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment, the subject corporation shall notify the dissenters described in subsection 1:

(a)	Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b)	Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c)	That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d)	That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e)	That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3.	Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4.	Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

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92A.480. Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1.	A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2.	A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

92A.490. Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1.	If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2.	A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in the State, it shall commence the proceeding in the county where the principal office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located. If the principal office of the subject corporation and the domestic corporation merged with or whose shares were acquired is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3.	The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.	The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

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5.	Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a)	For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b)	For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

92A.500. Assessment of costs and fees in certain legal proceedings.

1.	The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.	The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a)	Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b)	Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.	If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.	In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.	To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6.	This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

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